UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2005

____________________

RELATIONSERVE MEDIA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-119632	43-2053462
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6700 North Andrews Avenue, Fort Lauderdale, Florida		33309
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (954) 202-6000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Purchase Agreement for SendTec, Inc.

On August 9, 2005, RelationServe Media, Inc. (the “Company”) entered into an asset purchase agreement (the “Agreement”) with theglobe.com, inc. (“Globe”) and its wholly-owned subsidiary, SendTec, Inc. (“SendTec”), for the purchase of the business and assets of SendTec. Under the Agreement, the closing of the transactions was required on or prior to October 31, 2005.

On August 23, 2005, Amendment No. 1 to the Agreement was entered into providing, among other things, for removal of a condition to closing that financing for the transaction be deposited in escrow within 30 days of execution of the Agreement, modifying SendTec’s and Globe’s post-closing non-competition provisions, providing as additional closing conditions requirements that SendTec management enter into certain agreements with the Company, providing for SendTec management to provide certain representations and warranties concerning the SendTec business to Globe and to the Company and for deposit of certain property by SendTec management in escrow for the purposes of their indemnification obligations, and modifying certain representations and warranties, and allocating responsibilities for certain breaches among SendTec, Globe and SendTec management.

In connection with the transactions, the Company organized a subsidiary, SendTec Acquisition Corp., a Delaware corporation (“STAC”), to serve as purchaser of the business and assets of SendTec (the “Asset Purchase”).

October 31, 2005 Closing - Modifications to the Asset Purchase Transaction

The Agreement as originally executed by the parties contemplated that the acquisition of the business and assets of SendTec would be accomplished through a wholly-owned or majority-owned subsidiary of the Company. On October 31, 2005 the Company assigned its rights under the Agreement to STAC with the consent of the sellers and entered into certain agreements providing for financing of the transactions. As a result of the financing arrangements described herein, at the time of closing of the Asset Purchase STAC ceased to be a wholly-owned subsidiary of the Company.

The Asset Purchase closed on October 31, 2005. The Asset Purchase was financed through a combination of additional equity invested by the Company in STAC and the sale, pursuant to a Securities Purchase Agreement, of $34.95 million of Senior Secured Convertible Debentures due October 30, 2009 of STAC (the “STAC Debentures”) purchased by institutional investors. In addition, certain purchasers of the STAC Debentures purchased 280,351 shares of Series A Redeemable Preferred Stock of STAC (the “STAC Preferred Stock”), each such share of STAC Preferred Stock possessing 100 votes per share, equal to approximately 64% of the total voting shares of STAC. The Company purchased $10,000,000 of shares of the common stock, par value $0.001 per share, of STAC ($1.00 per share) in exchange for an approximate 23% voting interest in STAC.

On October 28, 2005, the Company filed a Certificate of Designation authorizing the issuance of up to 1,500,000 shares of its Series A Convertible Preferred Stock, par value $0.001 per share (the “RelationServe Preferred”). On October 31, 2005 the Company sold in a private placement $10,289,690 of RelationServe Preferred at a purchase price of $13.50 per share (762,199 shares). Each share of RelationServe Preferred is convertible into 10 shares of RelationServe Common Stock, par value $0.001, per share, at a conversion price of $1.35 per share. The Company applied the proceeds of the offering to purchase $10,000,000 of the Common Stock of STAC, as described above, and the balance for working capital.

Consolidation Milestones Pursuant to the Securities Purchase Agreement for STAC Debentures

Upon satisfaction of certain conditions (the “Consolidation Milestones”) set forth in a Securities Purchase Agreement dated October 31, 2005 among the Company, STAC, and the purchasers named therein for the purchase of STAC Debentures (the “Securities Purchase Agreement”), provisions of the STAC Debentures, STAC Preferred Stock, and RelationServe Preferred, as well as the terms of certain agreements with the management of STAC, provide for the elimination of the separate nature of STAC (the “Consolidation”). Upon satisfaction of the Consolidation Milestones, provision is made for the mandatory consolidation of STAC with the Company, after which time STAC will become a wholly-owned subsidiary of the Company (although approximately 9.5% (8.2% on a fully-diluted basis) of the common stock of STAC may continue to be owned by management (subject to certain rights to “put” such shares to the Company under certain circumstances). Satisfaction of the Consolidation Milestones may be effected until February 28, 2006, and the Consolidation transactions to occur within 30 days following satisfaction of each of the Consolidation Milestones, but not later than March 31, 2006.

Upon Consolidation: (i) the STAC Debentures ($34,950,000), initially convertible at $1.00 per share into the common stock of STAC, shall become convertible at a conversion price of $1.50 per share into the common stock of the Company; (ii) seven-year warrants to purchase 10,081,607 shares of common stock of the Company will be issued to the STAC Debenture purchasers exercisable at $0.01 per share; (iii) the STAC Preferred Stock will be redeemed for its initial purchase price ($280,351), plus accrued and unpaid dividends, if any; (iv) the RelationServe Preferred will automatically be converted into shares of Company common stock, par value $0.001 per share (“RelationServe Common Stock”) at the conversion price thereof; and (v) certain rights and benefits available to STAC management, including the right to receive certain options which shall be cancelled and shares received in connection with their employment by STAC, will become subject to a right to put all of such shares to the Company in exchange for 9,000,000 shares of RelationServe Common Stock after certain holding periods have been met, as more fully described below. In addition, upon Consolidation, the Company and each of its subsidiaries will execute and deliver a “Transaction Guaranty” and the “Guarantor Security Agreement” guaranteeing the timely payment of amounts due under the STAC Debentures and pledging Company property and assets as collateral therefore.

“Consolidation Milestones,” as used in the Securities Purchase Agreement and the related transaction documents, means (terms not otherwise defined have the meanings ascribed to such terms in the Securities Purchase Agreement a copy of which has been filed as an exhibit to this Current Report on Form 8-K as Exhibit 10.1):

(i)	The delivery to the Agent of:

(1)

an unqualified audit opinion from either of BDO Seidman, LLP or Grant Thornton LLP (provided that if within ten days after the Closing, the Lehman Purchaser advises the Company that Sherb & Co. is reasonably acceptable to it, the Company may retain Sherb & Co; or if none of them is available on terms and timing reasonably acceptable to the Company, another auditing firm chosen by the Company and reasonably acceptable to the Lehman Purchaser; provided, further that if neither of the first two auditing firms chosen from the “top 30” auditing firms shown on http://www.accountingmajors.com/accountingmajors/articles/top100.html and presented to the Lehman Purchaser is reasonably acceptable to it, the third such firm chosen from that “top 30” list shall be deemed reasonably acceptable for purposes of the audit opinion and auditor’s certification required pursuant to this Section 4.11(a)(i)(1) and Section 4.11(a)(i(2)) with respect to the Company’s consolidated financial statements as of and for the nine months ended September 30, 2005 (the “Audited Financial Statements”) consistent with an audit that would be suitable for a public company that files annual reports with the Commission;

(2)

Evidence reasonably satisfactory to the Required Purchasers, it being agreed that information specifically set forth in the Audited Financial Statements or a certificate from the auditing firm selected by the Lehman Purchaser as provided in Subsection 4.11(a)(i)(1) is reasonably satisfactory, that:

(A)	the Company’s consolidated revenues set forth in the Audited Financial Statements are not less than $9 million;
(B)

the Company’s Adjusted EBITDA for the nine months ended September 30, 2005 calculated in accordance with this clause (B) was at least $1.00 million; for purposes of this clause (B), “Adjusted EBITDA” for the nine month period for the Company and its Subsidiaries means on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) consolidated net interest charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the Company and its Subsidiaries for such period, (iii) depreciation and amortization expense for such period and (iv) the following items expensed in the third quarter of 2005: fees for private placements of Company equity securities, legal fees and other direct third party direct expenses related to the “reverse merger” of the Company as described in the Company’s SEC Reports and the SendTec Acquisition and non-cash compensation expenses; provided that the items identified pursuant to this subclause (iv) shall not exceed $1 million; and minus (b) the following to the extent included in calculating such Consolidated Net Income: federal, state, local and foreign income tax credits of the Company and its Subsidiaries for such period.
(C)

the Company’s allowance for doubtful accounts set forth on the face of balance sheet included in the Audited Financial Statements together with other charges incurred that reduced accounts receivable for the nine months ended September 30, 2005 are less than 50% of the consolidated revenues set forth in the Audited Financial Statements; and

(D)	the Company’s cash collected for the nine months ended September 30, 2005 attributable to consolidated revenues for such period was at least $4 million.
(3)

a letter from Company Counsel that provides “negative assurance” that the Company’s SEC Reports since June 10, 2005, including all such filings and reports made after the date hereof and through the day immediately preceding the date of the letter, did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and delivery of an opinion with respect to such corporate matters as may be reasonably requested by the Required Purchasers; and

(4)

evidence reasonably satisfactory to the Required Purchasers that: neither Scott Hirsch nor any Hirsch family members or affiliates own any equity or other interest in the Company and he shall have given the Company a general release of all claims and entered into non-competition and non-solicitation agreements reasonably satisfactory to the Purchasers

(ii)	Since the Closing Date, there has been no event, occurrence or development that has had or that could result in a Material Adverse Effect;
(iii)

The representations and warranties of the Company contained in this Agreement are true and correct in all material respects (except for representations and warranties that are modified by materiality, which are true and correct in all respects), in each case as of the Consolidation Date, other than representations and warranties made as of another date, which representations and warranties were true and correct in all material respects (except for representations and warranties that are modified by materiality, which were true and correct in all respects) as of such other date; provided, however, that the Company shall have the right to amend any Disclosure Schedule provided to the Purchasers pursuant to Section 3.1 hereunder to reflect changes since the Closing Date so long as any such amendment, if not so made, would not cause any related representation or warranty to be not true and correct; and all covenants contained in the Agreement to be complied with by the Company on or before the Consolidation Date have been complied with in all material respects; and the Purchaser shall receive a certificate executed by the Chief Executive Officer and Chief Financial Officer of the Company to the effect thereof.

Entry into Definitive Material Agreements

On October 31, 2005, the Company entered into the following definitive material agreements for the purposes of effectuating the transactions described above:

(a)	Subscription Agreement(s) with purchasers of the Company’s Series A Convertible Preferred Stock;
(b)	Registration Rights Agreement with purchasers of the Company’s Series A Convertible Preferred Stock;
(c)

Securities Purchase Agreement by and between STAC, the Company and the each purchaser identified on the signature pages thereto (the “Purchasers”) and Christiana Corporate Services, Inc., a Delaware corporation, in its capacity as administrative agent for the Purchasers in respect of the issuance of the STAC Debentures;

(d)	STAC Debentures by and between STAC, the Company; and the Purchasers;
(e)	STAC Investor Rights Agreement by and between STAC, the Company, and purchasers of the STAC Preferred Stock;

(f)	Holdback Escrow Agreement by and between Globe, SendTec, the Company, and Olshan Grundman Frome Rosenzweig & Wolosky LLP, as escrow agent, concerning 2,272,727 shares of common stock of Globe;
(g)

Escrow Agreement by and between Paul Soltoff (“Soltoff”), Eric Obeck (“Obeck”), Donald Gould (“Gould”), Harry Greene (“Greene”), Irv Brechner (“Brechner”), Allen Vance (“Vance”), Steven Morvay (“Morvay”), and Tom Aliston (“Alison”) former members of management of SendTec, STAC, and Olshan Grundman Frome Rosenzweig & Wolosky LLP, as escrow agent concerning 251,757 shares of common stock of STAC;

(h)	Representation Certificate by Soltoff, Obeck, Gould, Greene, Brechner, Vance, the Company, and STAC;
(i)	Put Agreement by and between Soltoff, Obeck, Gould, Greene, Brechner, Vance Morvay, and Alison and the Company; and
(j)	Management Letter Agreement with Soltoff, Obeck, Gould, Greene, Brechner, Vance, Morvay and Alison.

The description of material definitive agreements herein is qualified in its entirety by reference to the agreements filed as exhibits to this Current Report and subsequent SEC filings.

Purchase Price

The purchase price for the Asset Purchaser paid to SendTec and Globe consisted of $37,500,000 cash, plus the amount of SendTec working capital transferred. On the Closing Date the estimated working capital amount was $2,350,000 which was paid at closing.

Under the Agreement, STAC acquired all of the assets, properties, licenses and agreements necessary to conduct Globe’s SendTec business in exchange for $37,500,000 in cash, of which $1,000,000 (together with 2,272,727 shares of Globe common stock, par value $0.001 per share valued at $750,000,000) has been placed in escrow, as described below.

The Senior Secured Convertible Debentures

Under the terms of the STAC Debentures, STAC is obligated to pay interest of 6% per annum on the outstanding principal amount of the STAC Debentures, payable quarterly beginning on February 1, 2006. Commencing on October 15 2007, STAC is required to make a quarterly redemption payment equal to 6.25% of the original principal amount of the STAC Debentures, in cash. After the first anniversary of the closing, STAC has the option to redeem the outstanding principal amount, in whole and not in part, plus accrued but unpaid interest and interest not yet accrued. Any remaining principal and accrued but unpaid interest is due on October 30, 2009 (the “Maturity Date”).

The STAC Debentures are convertible into shares of the common stock of STAC at an initial conversion price of $1.00 per share, subject to adjustment in the event of certain issuances of the equity securities of STAC. Following Consolidation, the STAC Debentures will become convertible into shares of common stock of the Company at $1.50 per share.

The entire principal amount of the STAC Debentures may become due before the Maturity Date upon the occurrence of certain events. Upon the occurrence of a change in control of STAC, the lenders may require STAC to repurchase the debentures in whole or in part, plus accrued but unpaid interest. Furthermore, upon the occurrence of an event of default, as defined in the Debentures, at the lenders’ election, the full principal amount of the STAC Debentures, plus interest, becomes immediately due and payable in cash.

So long as any portion of the STAC Debentures is outstanding, STAC will not and from and after the Consolidation, the Company will not permit any of its subsidiaries to, directly or indirectly:

(a) enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, but excluding Permitted Indebtedness (as defined in the STAC Debenture);

(b) enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom except in connection with Permitted Indebtedness;

(c) amend its certificate of incorporation, bylaws or other charter documents so as to materially and adversely affect any rights of the holder;

(d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of common stock or common stock equivalents other than to the extent permitted or required under the STAC Debenture or the Transaction Documents (as defined in the STAC Debenture);

(e) enter into any agreement with respect to any of the foregoing; or

(f) pay cash dividends or distributions on any equity securities.

The STAC Debentures are secured by the STAC Security Agreement (the “STAC Security Agreement”) dated as of October 31, 2005, creating a lien in all of the assets of STAC.

The Security Agreement

Under the terms of the STAC Security Agreement, STAC granted an unconditional, continuing security interest in all of its property as collateral for the STAC Debentures. In the event of default or upon the occurrence of other events of default as described in the Security Agreement, the lenders may exercise all the rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law. Upon the Consolidation, the Company will become a party to Annex 1 to the STAC Security Agreement and will grant a security interest in all of the Company’s and all of the Company’s Subsidiaries’ property.

As defined in the STAC Security Agreement, property includes the following, each of which defined term as such term is defined in the STAC Security Agreement:

(a) all of such Grantor’s Accounts;

(b) all of such Grantor’s books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information) (“Books”);

(c) all of such Grantor’s chattel paper (as that term is defined in the Code) and, in any event, including, without limitation, tangible chattel paper and electronic chattel paper (“Chattel Paper”);

(d) all of such Grantor’s interest with respect to any Deposit Account;

(e) all of such Grantor’s Equipment and fixtures;

(f) all of such Grantor’s general intangibles (as that term is defined in the Code) and, in any event, including, without limitation, payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark, Patent, or Copyright), Patents, Trademarks, Copyrights, URLs and domain names, industrial designs, other industrial or Intellectual Property or rights therein or applications therefor, whether under license or otherwise, rights in programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, rights in computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, uncertificated securities, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Related Property, Negotiable Collateral, and oil, gas, or other minerals before extraction (“General Intangibles”);

(g) all of such Grantor’s Inventory;

(h) all of such Grantor’s Investment Related Property;

(i) ll of such Grantor’s letters of credit, letter of credit rights, instruments, promissory notes, drafts, and documents (as such terms may be defined in the Code) (“Negotiable Collateral”);

(j) all of such Grantor’s rights in respect of supporting obligations (as such term is defined in the Code), including letters of credit and guaranties issued in support of Accounts, Chattel Paper, documents, General Intangibles, instruments, or Investment Related Property (“Supporting Obligations”);

(k) all of such Grantor’s interest with respect to any commercial tort claims (as that term is defined in the Code), including, without limitation those commercial tort claims listed on Schedule 6 attached hereto (“Commercial Tort Claims”);

(l) all of such Grantor’s money, cash equivalents, or other assets of such Grantor that now or hereafter come into the possession, custody, or control of Agent (or its agent or designee) or any Holder;

(m) all of the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or commercial tort claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Related Property, Negotiable Collateral, Supporting Obligations, Commercial Tort Claims, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the property of Grantors, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing Collateral (the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Related Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to any Grantor or Agent from time to time with respect to any of the Investment Related Property.

STAC Investor Rights Agreement

The STAC Investor Rights Agreement provides that if by November 30, 2006, the Consolidation has not been effected, STAC shall use its best efforts to effect either an initial public offering, a private sale of STAC, or a recapitalization of the STAC Debentures and STAC Preferred Stock within the six-month period thereafter. Under the STAC Investor Rights Agreement the Company is prohibited from transferring any shares of STAC Common Stock held by it without the consent of the holders of STAC Preferred. If STAC approves a sale of all or substantially all of STAC’s securities or a merger with a non-affiliate, all STAC security holders will be forced to sell such STAC securities to the party whose purchase or merger was accepted.

The STAC Investor Rights Agreement provides for delivery to all stockholders of STAC annual and quarterly reports; rights of inspection to STAC Preferred Stockholders; limits transfers of STAC securities; establishes a Board of Directors consisting of five members with two representatives designated by the STAC Preferred Stockholders; one representative designated by LB I Group Inc.; one representative designated by STAC management who shall initially be Paul Soltoff; and one representative who is not then an officer or employee of STAC and is designated with the approval, which shall not be unreasonably withheld, of LB I Group Inc. and the Company.

The STAC Investor Rights Agreement also restricts certain corporate actions without the approval of at least a majority of the STAC Preferred Stock (which approvals shall include LB I Group Inc.) for as long as the STAC Preferred Stock is outstanding. Such terms as are used herein are defined as such term is defined in the STAC Investor Rights Agreement:

(a)	So long as any shares of Redeemable Preferred Stock are outstanding, STAC will not without first obtaining the approval of the Required Preferred Holders:
(i)	amend, supplement, modify, terminate or waive any provision of STAC’s Charter or Bylaws, or any other agreement entered into with respect to the capital stock or equity securities of STAC;
(ii)	authorize, create or modify any of the terms of any of the classes of STAC’s securities including the Redeemable Preferred Stock;
(iii)

authorize, create or issue, or obligate itself to issue, any other equity security, including any other security (equity or non-equity) convertible into or exercisable or exchangeable for any equity security having a preference over, or being on a parity with, Series A Redeemable Preferred Stock with respect to dividends, liquidation, redemption or voting;

(iv)	declare or pay any dividends or make any distributions upon any of its capital stock or other equity securities;
(v)

redeem, purchase or otherwise acquire or repurchase any of STAC’s capital stock or other equity securities, except in connection with the Consolidation, as described in the Securities Purchase Agreement; provided, however, that this restriction does not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for STAC or any subsidiary pursuant to agreements under which STAC has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment or other provision of services to STAC;

(vi)	incur any liabilities, obligations, including guarantees, or indebtedness in excess of $150,000 individually, or if individually less than $150,000, in excess of $300,000 in the aggregate;
(vii)	issue any notes or debt securities containing equity features, or any capital stock or other equity securities;
(viii)	permit to exist any Lien on any property of STAC with a value in excess of $100,000;
(ix)

effect any merger, consolidation or reorganization of STAC with or into any other entity, or sell all or substantially all of STAC’s assets, in each case other than in connection with a Liquidity Event;

(x)	acquire or dispose of, in a single transaction or a series of transactions, any business or assets with an aggregate value in excess of $500,000;

(xi)

effect any liquidation, dissolutions, bankruptcy or winding up of STAC or effect any reorganization of STAC into a partnership, limited liability company or other non-corporate entity which is treated as a partnership for federal income tax purposes;

(xii)	set the annual compensation of the chief executive officer, president and chief financial officer of STAC;
(xiii)	appoint or dismiss the chief executive officer, president or chief financial officer of STAC;
(xiv)	make investments in, acquire any stock, assets or the business of or enter into any joint venture;
(xv)	effect a material change to the accounting or other reporting policies of STAC, or appoint or dismiss STAC’s independent auditing firm;
(xvi)	materially alter or change the lines of business of STAC;
(xvii)

enter into any material agreement, transaction, commitment or arrangement with any of its officers, directors, senior executives, principal stockholders or affiliates, unless such arrangement is in the ordinary course of STAC’s business and is at arm’s length;

(xviii)	adopt the annual operating budget of STAC or make any material alteration thereto;
(xix)	adopt the annual capital spending plan of STAC or make any material alteration thereto;
(xx)	increase or decrease the size of the Board of Directors; and
(xxi)	any other acts requiring a protective stockholder vote.

RelationServe Preferred Registration Rights Agreement

The Company entered into a Registration Rights Agreement with each of the purchasers of the RelationServe Preferred. The Registration Rights Agreement provides that the Company will file a registration statement with the Securities Exchange Commission (“SEC”) within 45 days following either the closing of the Consolidation or a public announcement of the abandonment of the Consolidation. If the registration statement filed with the SEC is not declared effective within 120 days of filing or does not remain effective while the shares of RelationServe Common Stock underlying the RelationServe Preferred remain outstanding the Company will pay such holder monthly in cash as partial liquidated damages 1% of the aggregate purchase price paid by such holder for the RelationServe Preferred.

Management Agreements

On October 31, 2005 the Company, STAC entered into certain agreements with members of STAC management. The members of STAC management received, in the aggregate 9.5% of the outstanding shares of STAC Common Stock giving effect to the conversion as of October 31,

2005, of all STAC Debentures. The members of STAC management also covenanted to reserve sufficient funds to pay, when due, all of their federal and state income taxes as a result of payments received from Globe and shares of STAC received in connection with their employment by STAC and upon the Consolidation. Promptly after the payment of the tax obligation, each person will pay the balance of $2.5 million reserved to purchase shares of STAC Common Stock at a purchase price of $1.00 per share or Company Common Stock at $1.05 per share if following the Consolidation.

In addition, members of STAC management also received five-year options to purchase STAC Common Stock at an exercise price of $1.00 per share and five-year options to purchase STAC Common Stock at $2.00 per share. All of the options granted under the STAC Employee Option Plan vest as to 25% on the option grant date, 25% on the six month anniversary of the grant date, 25% on the one year anniversary of the grant date and 25% on the two year anniversary of the grant date. All options will immediately vest upon a change of control.

Upon Consolidation, all shares of STAC Common Stock received by STAC management automatically convert into the right to receive RelationServe Common Stock. The STAC Common Stock held by members of STAC management will be subject to a put right, pursuant to which on reaching the one-year anniversary of the acquisition of such STAC Common Stock for capital gains tax purposes, subject to earlier exercise upon the occurrence of a change of control, each member of STAC mangment may elect to “put” the shares of STAC Common Stock to the Company under either of the following:

A.           On the one-year anniversary of the acquisition of such STAC Common Stock for capital gains tax purposes such member of STAC management may “put” all of his STAC Common Stock to the Company and receive shares of the RelationServe Common Stock (the “RelationServe Stake”) which shall have the benefit of customary piggy-back registration rights not less favorable than the piggy-back registration rights available to other stockholders; or

B.           On each of the first, second, and third anniversaries of the acquisition of such shares of STAC Common Stock for capital gains tax purposes such member of STAC management may “put” 1/3 of such STAC Common Stock to the Company in exchange for 1/3 of the RelationServe Stake and require that the Company purchase for cash in redemption of such 1/3 stake such number of RelationServe Common Stock as shall equal the amount of such member of STAC management estimated federal and state income taxes attributed to the exercise at a price that is 93% of the volume weighted average trading price for the 15 day period following notice of the exercise of the put option. The Company shall have 60 days from the date of the put to redeem such shares.

Upon the Consolidation, members of STAC management will become employees of the Company and will be eligible to receive awards under the Company’s stock option plans.

Escrow Agreement / Operational Representations and Warranties

Each member of STAC’s management has made certain representations and warranties to the Company concerning operational matters associated with the business of SendTec. The

Company’s sole remedy against a breach of any of these operation representations (except a fraudulent misrepresentation) is under an escrow agreement with STAC management which holds share of STAC held by STAC management.

Hold Back Escrow Agreement

Prior to the closing, the Company, Globe and SendTec entered into an escrow agreement with the law firm of Olshan Grundman Frome Rosenzweig & Wolosky, LLP, as escrow agent (“Escrow Agent”), to place $1 million in cash, together with a number of shares of Globe restricted common stock having an aggregate value of $750,000 (valued at the average closing price of Globe’s common stock over a trailing ten (10) day period prior to the Closing), in escrow to secure Globe’s indemnification obligations under the Purchase Agreement.

Private Placement Consent and Waiver

In connection with the June 30, 2005 private placement the Company was in default of certain registration obligations to purchasers in such offering that provided for the Company to register such private placement securities for resale within 45 days following the termination of the offering. As a result of the transactions described in herein, on October 31, 2005 the Board of Directors of the Company ratified waivers obtained from a majority of the purchasers in the June 30, 2005 offering and entered into new Consent and Waiver Agreements containing amended registration obligations of the Company. The Company contemplates that the securities sold in the June 30, 2005 private placement will be registered for resale contemporaneously with the registration of the securities issued in connection with the financing of the Asset Purchase; provided, however, if the Company receives notice from at least 50% of the holders of the securities sold in the June 30, 2005 private placement then the Company shall use commercially reasonable efforts to file a registration statement as soon as practicable.

SendTec’s Business

As described in the Globe Current Report on Form 8-K announcing the SendTec acquisition, dated August 31, 2004, SendTec was originally incorporated on February 2000 in the State of Florida and commenced operations on that date. Originally, SendTec planned to become a free consumer gaming website that monetized consumer traffic on the website through on-line “cost per impression” or “CPM” advertising. Because of a significant decline in the pricing of on-line CPM advertising during this period of time, the prizecrazy.com web site development was abandoned and the company modified its business strategy so as to become a direct response marketing services company under the name DirectNet Advertising.net (“DNA”).

DNA also began developing proprietary software to facilitate the tracking of actions online for its advertisers and its distribution network. SendTec’s Results, Optimization, Yield (“ROY”) online tracking software provided SendTec the ability to optimize campaigns by enabling advertising clients and distribution partners to access real-time conversion information. In February of 2002, DNA acquired 100% of the stock of iFactz, Inc. (“iFactz”) in a merger transaction. iFactz developed software that enables the tracking of online response to distinct sources of offline advertising. The iFactz software provides an excellent complementary platform for DNA’s ROY tracking software and enables DNA to offer a complete technology tracking solution for online and offline direct response marketing. During this same period of time, DNA changed its name to SendTec, Inc. to better define itself in the market.

The business STAC acquired from SendTec is a direct response marketing services and technology company that provides customers a complete offering of direct marketing products and services to help them market their products both on the Internet (“online”) and through traditional media channels such as television, radio and print advertising (“offline”). By utilizing SendTec’s marketing products and services, SendTec’s clients seek to increase the effectiveness and the return on investment of their advertising campaigns. SendTec’s online and offline direct marketing products and services include strategic campaign development, creative development, creative production and post-production, media buying and tracking, campaign management, campaign analysis and optimization, technology systems implementation and integration for campaign tracking and many other agency type services. In addition, SendTec has a suite of technology solutions, ROY, SOAR (an acronym for “SendTec Optimization and Reporting”) and iFactz, which enable it to deliver, track, and optimize direct marketing campaigns across multiple distribution channels, including television, radio, direct mail, print and the Internet. The combination of SendTec’s direct marketing capabilities, technology and experience in both online and offline marketing, enable its clients to optimize their advertising campaigns across a broad spectrum of advertising mediums. SendTec has three operating divisions, DirectNet Advertising, iFactz and Creative South.

DirectNet Advertising (DNA):

DNA is the digital marketing services division of SendTec. DNA offers a variety of products and services that enable on-line advertisers and publishers to generate performance based results through online marketing channels such as, web advertising, e-commerce up-sells, affiliate marketing, search marketing and email marketing. DNA’s broad range of products and services include creative strategy and execution, strategic offer development, production planning, media planning, media buying and search optimization. Through these products and services DNA’s clients can address all aspects of the marketing continuum, from strategic planning through execution, including results management and campaign refinements. DNA’s proprietary technologies allow advertisers and publishers to track, report and optimize online campaign activity all the way to the “conversion level” (which means a consumer’s actual response to the offer, as for example, by making a purchase). DNA’s knowledge of digital advertising strategies, targeting methods, media placements and creative executions combined with its innovative and dependable technology help DNA’s clients to improve their advertising performance and return on investment. DNA competes with a variety of large and small advertising agencies but its primary competitors are interactive marketing companies such as ValueClick, aQuantive, Advertising.com and Performics. Currently the online performance based advertising market in which DNA competes is still evolving and it is expected that certain government regulations may eventually be implemented to better define acceptable practices and methodologies.

iFactz

iFactz is SendTec’s Application Service Provider or “ASP” technology that tracks and reports the online responses that are generated from offline direct response advertising. Historically, advertisers have lacked the ability to accurately track which offline advertising yields results online and thus advertisers have been unable to properly optimize their media buys. iFactz intelligently tracks and reports web activity from all offline advertising - TV (even national cable), radio, print and direct mail - in real time. iFactz’s Intelligent Sourcing(TM) is a patent-pending media technology that informs the user where online customers come from, and what corresponding activity they produced on the user’s website. The iFactz patent was filed in November of 2001 and SendTec expects the patent application for iFactz to he reviewed in the 1st quarter of 2005. iFactz’s ASP design enables advertisers to implement and access the technology in a timely and cost efficient manner, as there are no cumbersome, time-consuming and costly implementation expenses and lead times. iFactz is licensed to clients both as a stand alone technology solution and as part of an overall campaign offering. SendTec believes that, to date, iFactz has provided SendTec with a significant competitive advantage, and that there are currently no similar technologies available in the market. SendTec has spent over $225,000 of research and development cost on iFactz over the past two years.

Creative South

Creative South is the creative strategy, production and media buying division of SendTec. Creative South services both on-line and off-line clients of SendTec, and its production capabilities cover a range of distribution medias including television, radio, direct mail, print and digital. Creative South has developed, produced and distributed numerous direct response television campaigns for customers and has received national awards for its creative and production work. Creative South maintains in-house two state-of-the-art non-linear digital video editing suites. Creative South’s production department includes experienced directors, producers and editors on staff. Creative South’s media buying department provides a full range of services including strategic media planning, media trafficking, media buying, media tracking and post-buy media and financial analysis. Creative South’s media buying department has executed media buying assignments for all types of television (broadcast and cable), radio and print formats and Creative South’s long time relationships with its media partners have enabled SendTec to provide its clients competitive media prices.

Since its inception, SendTec has grown from 5 employees to approximately 47 employees currently. The address of SendTec’s principal executive offices is 877 Executive Center Drive West Suite 300 St. Petersburg, Florida 33702. SendTec also has an office in New York City.

Item 3.02	Unregistered Sales of Equity Securities

The following information is furnished with regard to all securities sold since the Company’s last report filed under this Item 3.02 that were not registered under the Securities Act of 1933, as amended (the “Securities Act”). The issuances described hereunder were made in reliance upon the exemptions from the registration set forth in Regulation D of the Securities Act of 1933, as amended.

As further described herein on October 31, 2005 the Company sold in a private placement $10,289,690 of RelationServe Preferred at a purchase price of $13.50 per share (762,199 shares). Each share of RelationServe Preferred is convertible into shares of RelationServe Common Stock, at a conversion price of $1.35 per share. Upon the Consolidation, each share of RelationServe Preferred will automatically convert into shares of RelationServe Common Stock at the conversion price. If the Consolidation does not occur then each holder of RelationServe Preferred will have the right to convert shares of RelationServe Preferred into RelationServe Common Stock at the conversion price, from time to time.

Item 3.03	Material Modification to Rights of Security Holders

On October 28, 2005 the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations, Preferences and Other Rights and Qualifications of Series A Preferred Stock (the “Certificate of Designations”) designating 1,500,000 of the Company’s previously authorized preferred stock. On October 31, 2005 the Company issued $10,289,690 of RelationServe Preferred at a purchase price of $13.50 per share (762,199 shares). Each share of RelationServe Preferred is convertible into shares of RelationServe Common Stock, at an initial conversion price of $1.35 per share. Upon the Consolidation, each share of RelationServe Preferred will automatically convert into shares of RelationServe Common Stock at the conversion price. If the Consolidation does not occur then each holder of RelationServe Preferred will have the right to convert shares of RelationServe Preferred into RelationServe Common Stock at the conversion price, from time to time.

Other rights and preferences of the RelationServe Preferred include: (i) payment of dividends equal to the dividend that would have been payable to the holder if the RelationServe Preferred had been converted to RelationServe Common Stock immediately prior to the dividend; (ii) preference to the holders of RelationServe Common Stock on any distributions as a result of a liquidation of the Company; (iii) the right to vote as a separate class on any matter affecting the RelationServe Preferred; (iv) the right to vote on an as-converted basis with holders of RelationServe Common Stock on all matters submitted for a vote of RelationServe Common Stockholders; (v) certain “anti-dilution” protection in the event RelationServe grants any option or right or to purchase or reprice its securities, at a price per share less than the then Conversion Price applicable to the RelationServe Preferred. The foregoing description of the terms of the RelationServe Preferred is qualified in its entirety by the provisions of Certificate of Designations filed as Exhibit 3.1 hereto.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the transactions described above, on October 31, 2005 Warren V. Musser resigned as Chairman of the Company’s Board of Directors.

On October 31, 2005, Michael H. Brauser joined the Company’s Board of Directors and was appointed Chairman. Mr. Brauser was the former President and CEO of Kertz Security Systems, which was purchased by AutoNation in 1995. In addition, Mr. Brauser has served as President and CEO of Internet marketing company Naviant, Inc. Mr. Brauser also was co-founder of Seisint Inc. Mr. Brauser also serves on numerous philanthropic boards.

In connection with the resignation of Mr. Musser, 1,000,000 options previously awarded under the Company’s 2005 Non-Employee Directors Stock Option Plan immediately vested. Mr. Brauser received $100,000 in expense reimbursement in connection with services performed on behalf of the Company and STAC relating to the transactions described herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As more fully described in Section 3.03 hereof, on October 28, 2005 the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations, Preferences and Other Rights and Qualifications of Series A Preferred Stock, attached hereto as Exhibit 3.1, designating 1,500,000 of the Company’s previously authorized preferred stock.

Item 7.01	Regulation FD Disclosure

Under the terms of the Securities Purchase Agreement dated October 31, 2005 for the STAC Debentures, the Company represented to Purchasers as follows: “Except as set forth in Schedule 3.1(l), the Company confirms that neither it nor, to its knowledge, any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel or any of the purchasers of the Company Preferred Stock pursuant to the Company Offering Documents, with any information that constitutes material, nonpublic information following the issuance of the press release and the filing of the Current Report on Form 8-K as contemplated in accordance with Section 4.6 hereof.”

Certain information in this Current Report included at Exhibit 99.2 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report under Item 7.01, and at Exhibit 99.2 shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act regardless of any incorporation by reference language in any such filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is being disclosed pursuant to the Item 7.01. Certain information has been excluded from Exhibit 99.2 hereto that has previously been privately distributed in connection with the Company’s offer and sale of the STAC Debentures pursuant to confidentiality agreements, as unreliable.

The document that is being disclosed pursuant to this Item 7.01 at Exhibit 99.2 to this Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995 that are not historical facts but rather are based on current expectations, estimates and projections about the Company’s business and industry, the Company’s beliefs and assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond the Company’s control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in “Risk Factors” and elsewhere in the Company’s reports and filings made with the Securities and Exchange Commission that are incorporated herein by reference. Persons are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s view only as of the date on which they were made. The Company undertakes no obligation to update these statements or publicly release the results of any revisions to the forward-looking statements that appear in the information disclosed pursuant to this Item 7.01 to reflect events or circumstances after the date of this Current Report, the date of the accompanying materials included in Exhibit 99.2, or the date of any documents incorporated by reference or to reflect the occurrence of unanticipated events.

Item 8.01	Other Events.

On November 1, 2005, the Company issued a press release announcing the transactions described herein.

For additional information, reference is made to the press release attached hereto as Exhibit 99.1 incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
3.1	Certificate of Designations, Preferences and Other Rights and Qualifications of Series A Preferred Stock
10.1	SendTec Acquisition Corp. Securities Purchase Agreement dated as of October 31, 2005.
10.2	Senior Secured Convertible Debenture and Appendix A thereto dated as of October 31, 2005.
10.3	SendTec Acquisition Corp. Investor Rights Agreement dated as of October 31, 2005
10.4	STAC Security Agreement dated as of October 31, 2005
10.5	Subscription Agreement
10.6	Registration Rights Agreement
10.7	RelationServe Media, Inc. Waiver and Amended and Restated Registration Rights Agreement
10.8	Holdback Escrow Agreement
99.1	Press Release dated November 1, 2005.
99.2	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2005	By:	/s/ Danielle Karp
Name: Danielle Karp
Title: President